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                                                                      EXHIBIT 99

                                  CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                        (405) 848-8000, EXT. 232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR., VICE PRESIDENT-
MAY 1, 1998                                                CORPORATE DEVELOPMENT
                                                        (405) 848-8000, EXT. 257


                       CHESAPEAKE ENERGY ACCEPTS TENDERED
                            SENIOR NOTES FOR PAYMENT

OKLAHOMA CITY, OKLAHOMA, MAY 1, 1998 -- Chesapeake Energy Corporation (NYSE:CHK) today announced that it has accepted for payment all 10 1/2% Senior Notes due 2002 validly tendered pursuant to its tender offer and consent solicitation regarding this issue. The tender offer expired at 5:00 p.m., New York City time, on April 30, 1998. An aggregate of $89,830,000 principal amount of Senior Notes (representing 99.8% of the principal amount of Senior Notes outstanding) was accepted for payment. Payment will be made by the Company promptly through the Depositary, United States Trust Company of New York.

On April 16, 1998, the Company entered into a supplemental indenture to the indenture governing the Senior Notes incorporating amendments to which tendering holders consented. These amendments involve the elimination and modification of certain of the covenants and other provisions of the indenture.

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Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on exploratory and developmental drilling and producing property and corporate acquisitions in major onshore producing areas of the United States and Canada. The company's Internet address is http://www.chesapeake-energy.com.




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